1 3rd Quarter 2021 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 3rd Quarter 2021 October 27, 2021

2 3rd Quarter 2021 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. Cautionary statements

3 3rd Quarter 2021 Unique relationship-based business model • Well diversified loan portfolio, with no outsized exposure to any geography or industry, reflects our disciplined approach to growing Community Banking while maintaining prudent underwriting standards • Demonstrated strong pricing discipline and delivered broad-based deposit growth, as we focused on adding new, and expanding existing customer relationships, resulting in lower deposit costs and improved deposit diversification. Strengthen mortgage Grow community banking Highly profitable operations • Delivered strong pre-provision net revenue with all three segments contributing to the results for the quarter which resulted in a continued trend of above average returns on assets and tangible common equity Positioned to thrive in any market • Durable business model well-positioned to succeed--profitability is strong--capital is strong--allowance is strong--and liquidity is strong • Fortress balance sheet and unique capital generation capabilities provides strategic flexibility in prudently managing the growth of the bank • Diverse revenue streams and flexible balance sheet produced strong, dependable results in a volatile interest rate environment and we continued to capitalize on a beneficial mortgage market as a result of our multi-channel mortgage business. • Mortgage results demonstrate our ability to deploy our multi-channel origination platform to produce strong returns in a volatile interest rate environment and shrinking mortgage market. • Leveraged our unique capabilities as an RMBS issuer, becoming the 2nd largest issuer during the quarter • Invested in people and technology, and generating more business in the most profitable channels Strategic highlights • Servicing business produced consistent results for the quarter, while also continuing to grow the managed loan portfolio. • The results highlight our competitive advantage as the subservicing business is housed within a well capitalized Bank with ample liquidity. Award winning servicing business

4 3rd Quarter 2021 1. References non-GAAP number. Please see reconciliations on pages 43 - 44. 2. Mortgage revenue is defined as net gain on sales of LHFS plus the net return on the MSRs. Solid earnings Growth in community banking and servicing • Net interest margin, excluding the impact from loans with government guarantees that have not been repurchased, was 3.04% for the quarter, down 2 basis points, vs. 2Q21 • Net interest income increased $12 million, as LHFS average balances increased $0.9 billion. • Servicing results solid as total loans serviced were 1.2 million loans at period-end Mortgage revenue Strong asset quality Robust capital position • Total risk based capital ratio at 14.6%, or 16.9% if the risk-weighting of warehouse loans were adjusted to 50% to reflect the risk weightings of the assets that fully collateralized the loans • Tier 1 leverage ratio at 9.7% and CET1 ratio at 12.0% reflecting strong capital generation • Over $945mm of excess total risk-based capital over the minimum level needed to be considered well-capitalized further strengthening the bank • Adjusted net income of $156mm, or $2.94 per diluted share, in 3Q21(1), an increase of $10mm vs. 2Q21 • Grew TBV per share $2.83, or 6%, to $47.21(1) per share at 09/30/21, compared to $44.38(1) per share at 06/30/21 • Mortgage revenue(2) of $179mm, up $15mm vs. 2Q21 as margin expanded 15 basis points to 150 basis points • Net return on MSR of $9 million, reflecting an improved valuation of our MSR portfolio at quarter-end (refer to slide 32 for more details) • Asset quality strong as net charge-offs were 19 basis points • Credit reserves of $190mm at 09/30/21, a $30mm decrease from 2Q21, with a coverage ratio of 1.3% of loans HFI, or 2.3% excluding warehouse loans Financial highlights

# Quarterly income comparison

3rd Quarter 2021

## $mm

| | 3Q21 | 2Q21 | $ Variance | % Variance |
|---|---|---|---|---|
| Net interest income | $195 | $183 | $12 | 7% |
| Net gain on loan sales | 169 | 168 | 1 | 1% |
| Loan fees and charges | 33 | 37 | (4) | (11%) |
| Loan administration income | 31 | 28 | 3 | 11% |
| Net return on mortgage servicing rights | 9 | (5) | 14 | N/M |
| Other noninterest income | 24 | 24 | - | 0% |
| Total noninterest income | 266 | 252 | 14 | 6% |
| Pre-provision total revenue | 461 | 435 | 26 | 6% |
| Compensation and benefits | 130 | 122 | 8 | 7% |
| Commissions and loan processing expense | 66 | 73 | (7) | (10%) |
| Other noninterest expenses | 85 | 95 | (10) | (11%) |
| Total noninterest expense | 281 (1) | 290 (1) | (9) | (3%) |
| **Pretax, pre-provision net revenue** | **180** | **145** | **35** | **24%** |
| (Benefit) provision for credit losses | (23) | (44) | 21 | (48%) |
| **Income before income taxes** | **203** | **189** | **14** | **7%** |
| Provision for income taxes | 47 (1) | 43 (1) | 4 | 9% |
| **Net income** | **$156** (1) | **$146** (1) | **$10** | **7%** |
| **Diluted income per share** | **$2.94** (1) | **$2.73** (1) | **$0.21** | **8%** |
| **Profitability** | | | | |
| Net interest margin | 3.00% | 2.90% | 10 bps | |
| Net interest margin, excl. LGG repurchase obligation(2) | 3.04% | 3.06% | (2) bps | |
| Net gain on loan sales / total revenue | 32.9% | 32.7% | 0.2% | |
| Mortgage rate lock commitments, fallout adjusted (3) | $11,300 | $12,400 | ($1,100) | (9%) |
| Mortgage closings (3) | $12,500 | $12,800 | ($300) | (2%) |
| Net gain on loan sale margin, HFS | 1.50% | 1.35% | 15 bps | |

## Observations

### Net interest income

- Net interest income increased $12 million
  - Net interest margin, excluding LGG that have not been repurchased, was 3.04%.
  - Average earning assets increased $0.4 billion, or 2 percent, as LHFS average increased $0.9 billion, partially offset by lower LGG average balances.
  - Average deposits increased 3% to $19.7 billion, largely attributable to a $0.4bn billion seasonal increase in government deposits.

### Noninterest income

- Noninterest income increased $14mm, or 6%
  - Net gain on loan sale margin increased 15 basis points, to 150 basis points, with FOALs down 9% to $11.3 billion.
  - Net return on MSR was $9 million, primarily driven by the improved valuation of the MSR portfolio at September 30, 2021.

### Noninterest expense

- Noninterest expense decreased $9mm, or 3%, refer to slide 7 for more details
- The ratio of mortgage noninterest expense to closings – our mortgage expense ratio – was 1.00 percent, a decrease of 3 basis points quarter over quarter.

1. Non-GAAP number, please see reconciliations on pages 43 and 44.
2. References non-GAAP number as it excludes the impact of $1.3 billion (2Q21) and $0.3 billion (3Q21) of average balance of loans with government guarantees that have not been repurchased and do not accrue interest. Please see reconciliations on pages 43 - 44.
3. Rounded to the nearest hundred million

N/M = not meaningful

5 Flagstar Bancorp

6 3rd Quarter 2021 3.16% 3.09% 3.06% 3.12% 0% 5.6 5.7 7.5 6.9 7.8 4.5 4.2 4.0 3.7 3.6 4.7 4.5 4.5 4.5 4.6 5.7 6.9 6.9 5.4 5.4 5.2 5.8 4.8 4.8 4.3 $25.7 $27.1 $27.2 $25.3 $25.7 3Q20 4Q20 1Q21 2Q21 3Q21 LHFS Consumer LHFI CRE and C&I Warehouse Other Total Average interest-earning assets & yields ($bn) 0.44% 0.37% 0.31% 0.28% 0.0% Average liabilities and rate ($bn) Warehouse- $6.2bn (EOP-09/30/21) CRE - $3.2bn (EOP-09/30/21) C&I - $1.4bn (EOP-09/30/21) Net interest income 11.3 11.5 11.8 11.7 12.2 8.3 9.5 8.2 7.4 6.9 3.5 2.8 4.0 3.6 4.1 0.5 0.6 0.4 0.4 1.0 $23.6 $24.5 $24.5 $23.1 $24.2 3Q20 4Q20 1Q21 2Q21 3Q21 Retail Deposits Other Deposits FHLB Borrowings LT Debt 40% 20% 22% 15% 3% LIBOR w/Floor = 0 LIBOR w/Floor > 0 Prime w/Floor = 0 Prime w/Floor > 0 Fixed Rate LIBOR no Floor 7% 27% 54% 12% Fixed Rate LIBOR w/Floor > 0 LIBOR w/Floor = 0 Prime w/Floor = 0 84% 13% 3% LIBOR w/Floor > 0 Prime w/Floor > 0 Prime No Floor

# Noninterest income and expense

3rd Quarter 2021

## Noninterest income ($mm)



Mortgage Revenue
Loan Fees
Loan Admin
Other
$448
23
26
41
358
3Q20
$332
27
25
48
232
4Q20
$324
28
27
42
227
1Q21
$252
24
28
37
163
2Q21
$266
24
31
33
178
3Q21

## Noninterest expense ($mm)[1]



Comp & Benefits
Commissions
Loan Processing
Other
$301
86
20
72
123
3Q20
$314
95
24
70
125
4Q20
$312
85
21
62
144
1Q21
$290
95
22
51
122
2Q21
$281
85
22
44
130
3Q21

### Noninterest income

- Noninterest income up $14mm, or 6%
  - Mortgage revenue increased $15mm to $178mm, compared to prior quarter. Gain on sale margins increased 15 basis points, to 150 basis points for the third quarter 2021, as compared to 135 basis points for the second quarter 2021. Net return on MSR was increased primarily due to improved valuation of MSR portfolio.
  - Loan fees and charges decreased $4mm primarily due to a 2 percent decrease in mortgage loans closed.

### Noninterest expense

- Noninterest expense down $9mm, or 3%
  - Mortgage expenses decreased $6mm to $125mm for the quarter. The ratio of mortgage noninterest expense to closings – our mortgage expense ratio – was 1.00 percent, a decrease of 3 basis points quarter over quarter.
  - Non-mortgage expense decreased $3mm reflecting seasonally lower benefit costs.

1. Non-GAAP number for Q1 2021. Number shown excludes $35 million DOJ benefit. Please see reconciliations on pages 43 - 44.

7

Flagstar Bancorp

8 3rd Quarter 2021 NPLs and performing TDRs ($mm) 1. Includes early stage delinquencies, defined as 30 to 89 days past due and nonaccrual loans 2. Excludes nonperforming loans held-for-sale Allowance coverage (% of loans HFI) 1.7% 1.7% 1.8% 1.6% 1.3% 3.1% 3.2% 3.1% 2.6% 2.3% 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 Total Total excl. Warehouse Delinquencies(1) (% of loans HFI) Nonperforming loan and asset ratios Asset quality 0.36% 0.56% 0.50% 0.67% 0.76% 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 0.31% 0.40% 0.45% 0.57% 0.70% 0.28% 0.34% 0.40% 0.53% 0.66% 0.17% 0.21% 0.23% 0.30% 0.37% 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 NPA/LHFI & OREOs (2) NPL & TDRs/LHFI NPA/Total Assets (2) 39 36 36 33 34 35 38 42 55 58 10 18 18 19 35 $84 $92 $96 $107 $127 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2020 Performing TDRs Consumer NPLs Commercial NPL

9 3rd Quarter 2021 CECL methodology - Forecast • Used 2-year forecasts as of September reflecting current economic conditions continuing to be impacted by COVID weighted; 40% base, 30% adverse and 30% growth. • Composite forecast contemplates unemployment ending 2021 at 5% and will continue to recover in 2022. • GDP continues to recover throughout 2021 and returns to pre-COVID levels in 2023. • HPI decreases slightly in the fourth quarter of 2021 and 2022, at a slower rate as compared to the scenario used in the second quarter 2021. • Qualitative adjustments reflect best estimate of COVID-19 impact on portfolios including estimated impact of government stimulus, forbearance/payment holidays and Fed programs. • CECL day 1 reserve was $140 million ($130 million ALL and $10 million unfunded) with a coverage ratio of 1.2% of loans HFI, or 1.5% when excluding warehouse loans. Allowance for credit losses ($mm) Current Expected Credit Loss (“CECL”) 1. New loans and aging of existing portfolio 2. COVID impact sectors 3. Changes to macro-economic variables and forecast scenarios 4. Changes to underlying credit conditions

10 3rd Quarter 2021 Observations 3Q21 Tier 1 CET-1 Tier 1 Total RBC Leverage to RWA to RWA to RWA 3Q21 9.7% 12.0% 13.2% 14.6% 2Q21 9.2% 11.4% 12.6% 14.1% Flagstar Bancorp Total Risk Based Capital Ratio • Total risk based capital ratio of 14.6% o Total risk based capital ratio would have been 16.9% if the risk-weighting of warehouse loans were adjusted to 50% o Over 1,000 basis points of total risk based capital attributed to warehouse loans, loans held for sale and loans with government guarantees that have not yet been repurchased • Tier 1 leverage ratio ended the quarter at 9.7% o Over 900 basis points of tier 1 leverage attributed to warehouse loans, loans held for sale and loans with government guarantees that have not yet been repurchased Capital 11.2% 11.3%

11 3rd Quarter 2021 DDA 20% Savings 21% MMDA 4% CD 5% Custodial 32% Government 11% Brokered 7% Deposits and Lending Portfolio and strategy overview • Flagstar gathers deposits from consumers, businesses and select governmental entities – Cost of total deposits(1) equal to 0.15%, down 3 basis points from 0.18% in 2Q21 – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Today, we are focused on growing DDA balances with consumer, business banking and commercial relationships – We additionally maintain depository relationships in connection with our mortgage origination and servicing businesses, and with governmental entities – Solid deposit growth of 3% with increases primarily in low cost DDA, savings, and government deposit balances. Total average deposits $19.7bn 1. Total deposits include noninterest bearing deposits. Total average LHFI $13.5bn Total: $19.7 bn 0.15% cost of total deposits(1) • Flagstar’s largest category of earning assets consists of loans held-for-investment which averaged $13.5bn during 3Q21 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, offering risk diversification and asset sensitivity – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors – LHFI yields decreased 11 basis points, compared to the prior quarter, primarily driven pricing actions taken to maintain warehouse balances. 1st Mortgage 14% 2nds, HELOC & other 13% Warehouse 39% CRE 23% C&I 11% Total: $13.5 bn 3.66% LHFI yield

12 3rd Quarter 2021 Commercial lending Diversified relationship-based approach Commercial Real Estate - $3.2bn (09/30/2021) Commercial & Industrial - $1.4bn (09/30/2021) Financial, insurance & real estate 53% Services 19% Manufacturing 20% Healthcare 1% Distribution 5% Government & education 1% Warehouse - $5.4bn (09/30/2021)Overview • Warehouse lines with approximately 543 active relationships nationwide, of which approximately 51% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold • Diversified property types which are primarily income- producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities • Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies Warehouse Commercial Real Estate Commercial & Industrial Industry Collateral Breakdown Property type Agency & Conventional 62% Jumbo 17.6% Government 17.5% Non-QM 3% Other 1% Home Building, 22% Multi Family, 19% Owner Occupied, 11% Retail, 10% Hotel/Motel, 10% Office, 8% Other, 20%

# Flagstar's one-stop-shop mortgage model

3rd Quarter 2021

**Bank Synergies**
- Warehouse Lending
- MSR and Servicing Advance Lending
- Custodial Deposits – fund balance sheet
- HELOCs

**Sales – multi channel**
- TPO
- Distributed Retail
- Direct Lending
- People
- Products
- CRA

**Secondary & Cap Markets**
- Pricing & Hedging
- Outlets
  - o Sales
  - o Securitizations
  - o Retain on B/S


Mortgage Originations
Capacity & Quality
Mortgage Operations
Sub-servicing Opportunities
Mortgage Servicing
Recapture and Retention
MORTGAGE BANKING & SERVICING
Teamwork
Customer Satisfaction
Risk & Compliance
Optimize Results

**Performing**
- Growth & Scale
- Customer Feedback
- Risk and Compliance
- Other Revenue Opportunities

**Default**
- Risk and compliance
- Delinquency Mgt
- Forbearance Mgt
- Claims process
- Minimize losses

**MSR Creation**
- Sale and retain subservicing
- Retain MSR
  - o Agency
  - o GNMA
- Protect asset

**Mortgage Ops**
- Service
- Multi skilled operators
- Risk and Compliance
- Variable cost model
- Support

13 | Flagstar Bancorp

14 3rd Quarter 2021 33% 36% 34% 49% 43% 5.8 4.7 4.0 4.7 3.4 2.3 1.8 2.7 2.9 2.8 2.2 1.6 1.4 1.0 1.1 3.7 2.7 2.7 2.1 2.1 1.0 1.2 1.5 1.7 1.9 $15.0 $12.0 $12.3 $12.4 $11.3 3Q20 4Q20 1Q21 2Q21 3Q21 Correspondent Bulk Broker Distributed Retail Direct Lending 5.4 4.6 4.0 5.6 5.7 9.0 8.5 9.8 7.2 6.8 $14.4 $13.1 $13.8 $12.8 $12.5 0.99% 1.14% 1.07% 1.03% 1.00% 3Q20 4Q20 1Q21 2Q21 3Q21 Purchase originations Refinance originations Mortgage expense 12.5 10.2 10.2 9.1 9.4 1.6 2.4 2.5 2.4 2.0 0.3 0.5 1.1 1.3 1.1 $14.4 $13.1 $13.8 $12.8 $12.5 3Q20 4Q20 1Q21 2Q21 3Q21 Conventional Jumbo Government Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks by channel ($bn) $346 $232 $227 $168 $169 2.31% 1.93% 1.84% 1.35% 1.50% 3Q20 4Q20 1Q21 2Q21 3Q21 Gain on loan sale ($mm) Gain on sale margin (HFS) Closings by purpose and expense ratio ($bn) 31% 33% 34% 34% 33% Retail Mix % Mortgage originations Purchase Mix %

15 3rd Quarter 2021 MSR / CET1 (Bancorp) Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) 149 151 161 139 125 894 868 921 975 1,007 1,105 1,085 1,148 1,182 1,203 3Q20 4Q20 1Q21 2Q21 3Q21 Serviced for Others Subserviced for Others Flagstar Loans HFI 2.6 8.9 5.4 2.6 2.6 1.2 $0.8 $5.2 $4.0 $11.5 $6.6 3Q20 4Q20 1Q21 2Q21 3Q21 Bulk Sales Flow Transactions 16% 16% 20% 15% 14% 3Q20 4Q20 1Q21 2Q21 3Q21 Average custodial deposits ($bn) $6.2 $7.3 $7.2 $8.5 $6.2 3Q20 4Q20 1Q21 2Q21 3Q21 Mortgage servicing

16 3rd Quarter 2021 Consumer Forbearance as of 09/30/2021 (UPB in $mm) • Significant decrease in new forbearance requests since middle of April 2020 • Proactive customer outreach to evaluate readiness to return to payment or need for further assistance • Stable early-stage delinquency trends for loans not in forbearance • Approximately $1.3 billion, or 89 percent, of the $1.4 billion of total loans in forbearance within the serviced for own loan portfolio relate to loans with government guarantees in forbearance that were repurchased and carry little credit risk • Excluding the loans with government guarantees, the total loans in forbearance within the serviced for own loan portfolio was only 1.5 percent as a percent of UPB 1. Includes temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets. 2. Includes LHFI (residential first mortgage, home equity and other consumer), LHFS (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets. Supporting consumer needs

17 3rd Quarter 2021Appendix Company overview 18 Community banking 21 Mortgage servicing 32 Mortgage originations 35 Financial performance 37 Capital and liquidity 39 Guidance 42 Non-GAAP reconciliation 43

18 3rd Quarter 2021 Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $27.1bn of assets and $19.3bn of deposits • 208k household & over 28k business relationships Mortgage origination • 6th largest bank originator of residential mortgages ($52.3bn during twelve months ended September 30, 2021) • Scalable platform originating business in all channels and all 50 states including 84 retail home lending offices • More than 1,070 correspondent and more than 1,200 broker relationships Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI • Market capitalization $2.9bn • Member of the Russell 2000 Index 1. Includes eight home lending offices located in banking branches. 84 Retail home lending Offices(1) 158 Flagstar Bank Branches Mortgage servicing • 6th largest sub-servicer of mortgage loans nationwide • Servicing 1.2 million loans as of September 30, 2021 • Efficiently priced deposits from escrow balances Flagstar at a glance COMPANY OVERVIEW

**COMPANY OVERVIEW**

3rd Quarter 2021

# Flagstar has a strong executive team

**Board of Directors**
**John Lewis**
**Chairman**

**Chief Audit Officer**
Meagan Belfinger

**Sandro DiNello**
**President & CEO**

- CEO since 5/13
- Over 40 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

**Chief Human Resources Officer**
David Hollis

**Corporate Responsibility**
Beth Correa

**General Counsel**
Paul Borja

## Chief Financial Officer
Jim Ciroli

- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

## Mortgage Banking and Servicing
Lee Smith

- Since September 2020
- Previously COO for 7 years May 2013 – Aug 2020
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive experience in financial management and operations

## Community Banking
Reggie Davis

- More than 35 years of banking experience with Suntrust, Royal Bank of Canada, and Wachovia

## Chief Risk Officer
Steve Figliuolo

- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

## Operations
Karen Buck

- Joined Flagstar in 1/21
- Over 30 years of experience in the financial services industry, most recently with TD Bank

## Chief Information Officer
Jennifer Charters

- CIO since 6/18
- Over 25 years of IT and financial services experience with Ally Financial and Accenture

19

Flagstar Bancorp

20 3rd Quarter 2021 Risk management Best-in-class risk management platform with 272 FTEs(1) 1. Does not include 28 FTEs in internal audit as of 09/30/2021. Kristina Janssens Chief Compliance Officer Sandro DiNello President & CEO Board of Directors Steve Figliuolo Chief Risk Officer Risk Committee Enterprise Risk Committee 67 52 13 4 16 54FTEs Regulatory Affairs Chief Credit Officer QC / Appraisal Review MFIU Fraud Investigations Operational Risk Financial Crimes (BSA/AML) Compliance 9 Vendor Management 34 Information Security 23 COMPANY OVERVIEW

21 3rd Quarter 2021 $103 $107 $106 $115 $124 $123 $126 $138 $146 $152 $148 $168 $180 $189 $189 $183 $195 $14.7 $15.4 $15.4 $16.0 $16.8 $16.4 $16.3 $17.8 $19.0 $20.7 $21.2 $23.6 $24.3 $25.3 $25.4 $23.9 $25.3 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Net interest income ($mm) Average earning assets ($bn) 2.78% 2.76% 2.76% 2.86% 2.93% 2.99% 3.09% 3.08% 3.05% 2.93% 2.81% 2.88% 2.94% 2.98% 3.02% 3.06% 3.04% ● Achieving earning asset growth while continuing to grow net interest income - Strong net interest margin management ● Transition to more stable net interest income Average earning assets and net interest income Higher net interest income is stabilizing earnings 1. References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on pages 43 - 44. 2. References non-GAAP number as it excludes impact of $0.1 billion(2Q20), $1.4 billion (3Q20), $1.8 billion (4Q20), $1.8 billion (1Q21), $1.3 billion (2Q21), and $0.4 billion (3Q21) of average balance of loans with government guarantees that have not been repurchased and do not accrue interest. Please see reconciliations on pages 43 - 44. COMMUNITY BANKING CAGR 31% CAGR 38% Adjusted NIM: (1) (2)(2) (1) (2) (2)(2) (2) (2)

**COMMUNITY BANKING**
3rd Quarter 2021

# Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN[1], and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

## Michigan deposit share

| 2021 Rank Overall | Institution | Branches | Deposits as of 06/30/2021 ($mm) Total | Share | % YoY Change |
|---|---|---|---|---|---|
| 1 | JPMorgan Chase | 194 | $74,621 | 24% | 18% |
| 2 | Huntington | 415 | 39,892 | 13% | 0% |
| 3 | Comerica | 193 | 39,011 | 12% | 10% |
| 4 | Bank of America | 82 | 30,661 | 10% | 5% |
| 5 | PNC | 152 | 23,361 | 7% | 10% |
| 6 | Fifth Third | 182 | 21,862 | 7% | 1% |
| **7** | **Flagstar** | **114** | **17,579** | **6%** | **2%** |
| 8 | Citizens | 75 | 6,837 | 2% | 7% |
| 9 | Independent | 67 | 3,929 | 1% | 10% |
| 10 | Mercantile Bank Corp. | 39 | 3,676 | 1% | 12% |
| | **Top 10** | **1,513** | **$261,428** | **84%** | **8%** |

## Key Markets

| Market | Flagstar Deposits $mm | Flagstar Deposits % of total | Deposit mkt share | Median HHI | Proj HHI growth [5] | Proj pop growth [5] |
|---|---|---|---|---|---|---|
| Oakland County, MI[1] | $ 6,966 | 53.6% | 9.0% | $ 86,562 | 10.7% | 1.4% |
| Grand Rapids, MI MSA | 342 | 2.6% | 1.1% | 68,835 | 10.2% | 2.7% |
| Ann Arbor, MI MSA | 256 | 2.0% | 2.0% | 78,844 | 12.5% | 1.7% |
| Fort Wayne, IN[2] | 925 | 7.1% | 7.3% | 60,610 | 9.4% | 2.8% |
| Key Midwest Markets[3] | 8,490 | 65.3% | 6.4% | 82,786 | 10.6% | 1.6% |
| San Bernardino County, CA [4] | 760 | 5.8% | 1.0% | 60,922 | 12.8% | 3.6% |
| **National aggregate** | | | | **$ 67,761** | **9.0%** | **2.9%** |

Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2021 and projections based on 2021 estimates; MI-based banks highlighted.

1. Oakland County data excludes $5.7bn of custodial deposits held at company headquarters.
2. Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
3. Key Midwest Markets Median HHI, based on Flagstar's portfolio.
4. Deposit data is based on High Desert Region of San Bernardino County, CA. projected HHI growth and projected population growth are deposit weighted
5. 2021–2026 growth rates

22 Flagstar Bancorp

23 3rd Quarter 2021Community banking Quarter-end commercial loan commitments ($bn) Average deposit funding(1) ($bn) 9.9 10.0 10.0 9.9 10.0 1.4 1.6 1.8 1.8 2.0 7.3 8.5 7.2 6.2 6.1 $19.6 $21.1 $20.0 $19.1 $19.4 3Q20 4Q20 1Q21 2Q21 3Q21 Retail Government Custodial deposits Brokered deposits 1. Includes custodial deposits which are included as part of mortgage servicing. 2.7 2.6 2.7 2.8 2.7 4.6 4.7 4.7 5.0 4.9 9.8 10.4 10.7 10.7 10.9 $17.1 $17.7 $18.1 $18.5 $18.5 3Q20 4Q20 1Q21 2Q21 3Q21 Commercial and Industrial Commercial Real Estate Warehouse Average commercial loans ($bn) Average consumer loans ($bn) 1.7 1.5 1.5 1.5 1.4 3.0 3.1 3.0 3.1 3.2 5.7 6.9 6.4 5.4 5.4 $10.4 $11.5 $10.9 $10.0 $10.0 3Q20 4Q20 1Q21 2Q21 3Q21 Commercial and Industrial Commercial Real Estate Warehouse 2.6 2.3 2.1 1.9 1.7 1.9 1.9 1.9 1.8 1.9 $4.5 $4.2 $4.0 $3.7 $3.6 3Q20 4Q20 1Q21 2Q21 3Q21 Residential First Mortgages Other Consumer Loans COMMUNITY BANKING

COMMUNITY BANKING
3rd Quarter 2021

# Commercial real estate portfolio detail

## Commercial Real Estate ($bn)

| | NBV | Commitment | %Utilization |
|---|---|---|---|
| Home Builder | $ 0.7 | $ 1.8 | 39.4% |
| Owner Occupied | 0.3 | 0.4 | 97.3% |
| Multi Family | 0.6 | 0.9 | 62.8% |
| Retail | 0.3 | 0.3 | 87.8% |
| Office | 0.2 | 0.3 | 87.4% |
| Hotel/Motel | 0.3 | 0.3 | 93.9% |
| Senior Living Facility | 0.2 | 0.3 | 73.2% |
| Industrial | 0.1 | 0.2 | 64.3% |
| Parking Garage/Lot | 0.1 | 0.1 | 99.9% |
| All Other | 0.2 | 0.3 | 75.8% |
| **Total CRE** | **$ 3.2** | **$ 4.9** | **64.3%** |

## Portfolio Characteristics

- Average LTV ~53% and DSC ~2.3%
- 61% LIBOR / 36% Prime Rate / 3% Fixed Rate
- 97% of portfolio has Prime and LIBOR rate floors at or greater than 0%
- Shared National Credits ~7% of portfolio

## State Breakdown (by collateral location)


Michigan 41%
Texas 12%
California 10%
Ohio 6%
Florida 4%
Other 27%

## Property Breakdown


Multi Family 19%
Owner Occupied 11%
Retail 10%
Hotel/Motel 10%
Office 8%
Other 20%
Home Building 22%

24
Flagstar Bancorp

25 3rd Quarter 2021 Commercial & Industrial ($bn) Commercial and industrial portfolio detail Portfolio Characteristics State Breakdown COMMUNITY BANKING MI 37% CA 5% OH 3% IN 2% IN 1% FL 9% TX 7% SC 6% NY 6% CT 4% Other 19% • 80% LIBOR / 7% Fixed Rate / 13% Prime Rate • Approximately 93% of portfolio has Prime and LIBOR rate floors at or greater than 0% • Shared national credits ~52% of portfolio Industry Breakdown Financial, insurance & real estate 50% Services 19% Manufacturing 23% Healthcare 1% Distribution 4% Government & education 1% Other 2% NBV Commitment % Utilization Financial & Insurance 0.4$                 1.0$                 42.9% Services 0.3                    0.4                    61.8% Manufacturing 0.3                    0.4                    73.8% Home Builder Finance 0.2                    0.5                    30.1% Rental & Leasing 0.1                    0.3                    44.4% All Other 0.1                    0.1                    100.0% Total C&I 1.4$                 2.7$                 50.6%

26 3rd Quarter 2021Allowance for credit losses COMMUNITY BANKING 1. Includes reserve for unfunded commitment of $18 million and $19 million at 06/30/21 and 09/30/21, respectively. June 30, 2021 September 30, 2021 Amount(1) % of LHFI Amount(1) % of LHFI ($ in millions) Consumer: Residential First Mortgage $ 48 2.7% $ 43 2.7% Home Equity 17 2.4% 15 2.3% Other Consumer 39 3.4% 33 2.7% Total Consumer 104 2.9% 91 2.6% Commercial: Commercial Real Estate 69 2.2% 47 1.5% Commercial and Industrial 42 3.1% 47 3.4% Warehouse Lending 5 0.1% 5 0.1% Total Commercial 116 1.1% 99 0.9% Total Credit Reserve $ 220 1.6% $ 190 1.3% Total Credit Reserve Excluding Warehouse $ 215 2.6% $ 185 2.3%

27 3rd Quarter 2021 $1.0 $1.1 $1.2 $1.1 29 22 17 17 1 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21  NCO  ($mm)  NCO Rate  (bps) 7.6 7.7 6.6 5.9 6.2 2.2 2.8 4.2 4.5 4.6 $9.8 $10.5 $10.7 $10.4 $10.8 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2020 Outstandings Unfunded Commitments FBC warehouse loan commitments ($bn) Warehouse lending COMMUNITY BANKING Lenders ranked by commitments ($mm) Source: Inside Mortgage Finance as of September 2021 ● National relationship-based lending platform ● Attractive asset class with good spreads and low credit risk ● Flagstar is well positioned to hold market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations ● Collateral Breakdown: Agency & Conventional 62.1% Jumbo 17.6% / Government 17.5% / Non-QM 2.8% YOY Rank Institution Growth Total Share 1 JPMorgan Chase 16% $22,000 16% 2 First Horizon 20% 11,300 8% 3 Flagstar 35% 10,732 8% 4 TIAA FSB 31% 10,500 8% 5 Truist Bank 41% 9,590 7% 6 Texas Capital -2% 8,772 6% 7 Merchants Bank -1% 7,100 5% 8 Wells Fargo -5% 6,200 4% 9 Customers Bank 38% 5,500 4% 10 U.S. Bancorp 26% 5,200 4% Top 10 18% $96,894 70% 2Q21 Net charge-offs 6 bps annual loss rate since 2006

28 3rd Quarter 2021Home builder finance COMMUNITY BANKING Home builder loan commitments(1) ($mm) ● National relationship-based lending platform launched in 1Q16 - Attractive asset class with good spreads (~375 bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned - Focused on markets with strong housing fundamentals and higher growth potential - We have direct relationships with 10 of the top 10 and do business with 68 of the top 100 builders nationwide (90 of the top 200) through September 2021. Home builder finance footprint Overview $852 $786 $771 $843 $956 $1,161 $1,206 $1,231 $1,415 $1,451 $2,013 $1,992 $2,002 $2,258 $2,407 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 Unpaid principal balance Unused Tightening housing supply - 2 4 6 8 10 12 0 1 2 3 4 5 6 7 8 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 Existing home sales (mm) Months supply of existing homes for sale Source: Bloomberg (through 9/30/20) 1. Commitments are for loans classified as commercial real estate and commercial & industrial. (left axis) (right axis)

29 3rd Quarter 2021 • 73 borrowers, average UPB of $12 million and average commitment of $20 million • Total SNC breakdown: C&I ~77% / CRE ~23% / Warehouse ~0% • We are the lead bank in 10% of these deals and this percentage continues to grow • No nonperforming loans as of 09/30/21 • Loans totaling $55 million are rated as special mention or substandard • Average UPB of ~$14 million per loan • Loans totaling $35 million of commitments classified as nonperforming • Loans totaling $65 million of commitments are rated as special mention or substandard • SNCs comprised $139 million of total leveraged loan UPB Leverage lending commentary Leverage lending and SNCs Shared national credits “SNCs” commentary Portfolio Composition - $0.3bn UPB (09/30/21) COMMUNITY BANKING Portfolio Composition - $0.9bn UPB (09/30/21) Manufacturing 61% Financials & Insurance 17% Services 20% Commodities 2% Distribution 3% Financial & Insurance 34% Healthcare 1% Manufacturing 11% Rental & Leasing 17% Services 29% Warehouse 5%

30 3rd Quarter 2021 Commercial Exposure - $1.0 billion, 7.6% of LHFI $120 million / 0.9% of loans No loans in deferral $10 million in nonperforming loans Leisure & Entertainment Includes restaurants, churches, theatres, etc. $344 million / 2.5% of loans (24 loans) No loans in deferral or classified as nonperforming Hotel Marriott, Hilton, IHG and Hyatt flagship hotels comprise 73% of portfolio $196 million / 1.4% of loans (13 loans) No loans in deferral or classified as nonperforming Senior Housing Geographically diverse; facilities in 8 different metro areas. All have recourse to strong borrowers $67 million UPB / 0.5% of loans No loans in deferral or classified as nonperforming Automotive Manufacturing, automotive suppliers $15 million / 0.1% of loans No loans in deferral or classified as nonperforming Healthcare Hospitals, HMO Medical Centers $287 million / 2.1% of loans (46 loans) No loans in deferral or classified as nonperforming Retail ~ 95% in footprint; 79% are neighborhood centers or single-tenant properties Commercial & Industrial Loans Commercial Real Estate Loans COVID-19 impacted industry exposure

31 3rd Quarter 2021COVID Impacted Sectors – CRE 63% 16%11% 10% Neighborhood Centers Single Tenant Shopping Centers Other $287M as of September 30, 2021 ($mm) Hotel UPB(5) (as of September 30, 2021) ($mm) 12% 18% 17% 53% Luxury Upper Upscale Upper Midscale Upscale 5. Classifications as determined by STR Chain Scales Retail Descriptions 1. Retail centers < 100,000 sq. ft. – generally anchored by grocery stores 2. Single Tenant – Hardware stores 41% / Pharmacies 45% 3. Power centers 4. Other – includes one regional mall with $16mm in UPB ~73% of balances are from Marriott, Hilton, IHG, and Hyatt flagged franchises Retail UPB (as of September 30, 2021) ($mm) $344M(1) (2) (3) (4) COMMUNITY BANKING

32 3rd Quarter 2021 Freddie 33% Fannie 42% GNMA 23% Private 2% By Investor MSR portfolio MSR portfolio characteristics (% UPB)MSR portfolio statistics Measure ($mm) 6/30/2021 9/30/2021 Difference Unpaid principal balance $34,263 $31,351 ($2,912) Fair value of MSR $342 $340 ($2) Capitalized rate (% of UPB) 1.00% 1.08% 8 bps Multiple 3.141 3.351 0.210 Note rate 3.45% 3.37% (8) bps Service fee 0.32% 0.31% (1) bps Average Measure ($000) UPB per loan $246 $252 $6 FICO 730 731 1 Loan to value 74.06% 73.42% (64) bps Net return (loss) on mortgage servicing rights ($mm) $ Return 3Q20 4Q20 1Q21 2Q21 3Q21 Net hedged profit (loss) $2 $3 $2 $4 $3 Carry on asset 30 30 34 27 24 Run-off (23) (34) (39) (28) (20) EBO MSR Write-off - - (2) (8) (7) Gross return on the MSR ($) $9 ($1) ($5) ($5) $0 Sale transaction & P/L 3 1 5 0 (3) Model changes - - - - 12 Net return on the MSR ($) $12 ($0) ($0) ($5) $9 Average MSR ($) $292 $347 $369 $396 $290 Net return on the MSR (%) 16.5% -0.2% 0.0% -4.9% 12.3% MORTGAGE SERVICING 2021 47% 2020 27% 2019 9% 2018 & prior 17% By Vintage

33 3rd Quarter 2021 ($mm) 3Q20 4Q20 1Q21 2Q21 3Q21 Net interest income Interest income (FTP) 7$ 8$ 6$ 5$ 6$ Interest expense on custodial deposits(1) (2) (3) (2) (2) (2) Total net interest income 5 5 4 3 4 Noninterest income(2) Service fee income 39 37 36 36 36 Ancillary fee income 15 23 18 19 20 Late fee income 2 2 4 4 4 Total noninterest income 56 62 58 59 60 Noninterest expense(3) (41) (47) (46) (45) (47) Earnings before Tax 20$ 20$ 16$ 17$ 17$ Average Custodial Deposits ($bn) 7.3$ 8.5$ 7.2$ 6.2$ 6.3$ Average Loans Serviced for Others (000's) 1,074 1,095 1,117 1,165 1,192 Servicing Servicing Profitability MORTGAGE SERVICING 1. Expense on custodial deposits from loans subserviced which is included in net loan administration income for GAAP purposes. Includes intersegment allocation. 2. Service fee income and late fee income are included in net loan administration income for GAAP purposes; ancillary fee income is included in loan fees and charges for GAAP purposes. 3. Includes direct allocations.

**MORTGAGE SERVICING**
3rd Quarter 2021

# Loans with government guarantees (LGG)

## LGG end of period balance ($mm)


Repurchased Loans
Loans Eligible for Repurchase
$2,500
$2,516
$2,457
$2,226
$1,946
1,783
1,850
1,780
989
163
717
666
677
1,237
1,783
9/30/2020
12/31/2020
03/31/2021
06/30/2021
09/30/2021

## GNMA MSR UPB end of period ($mm)


$13,768
$12,162
$10,592
$8,724
$7,052
9/30/2020
12/31/2020
03/31/2021
06/30/2021
09/30/2021

## LGG Overview

General Overview

- GNMA Loans are eligible to be repurchased, at our option, after no payment has been made for 90 days (whether due to delinquency or forbearance). When eligible to be repurchased, accounting rules require us to record a loan and a related liability.
- Loans eligible to be repurchased are limited to GNMA loans for which we own the MSR; not eligible to repurchase loans we are subservicing
- Prior to repurchasing the loan, no interest is earned, we continue to make advances and there is limited credit risk
- All LGG loans, including loans eligible to be repurchased, are a 20% risk-weighted asset
- Drag on capital ratios and NIM due to inflated balances created by loans eligible for repurchase

Impact/Opportunity

- $0.4 billion GNMA loans (5%) are in forbearance as of 09/30/2021, of which $0.2 billion are recognized on the balance sheet
- Repurchased approximately $927 million of eligible GNMA forbearance loans during Q3 which resulted in an $7.4 million write off (loss) of the associated MSR in 3Q21($8.3 million impact in 2Q21)
- We anticipate the loans on our balance that have been repurchased, or will be in the future, will be re-securitized for expected gains of approximately $75+ million[1] over the course of future quarters.

1) See cautionary statements on slide 2 related to forward-looking statements, as estimate does not include the potential impact of purchase accounting adjustments resulting from the previously announced, and currently pending merger.

34
Flagstar Bancorp

35 3rd Quarter 2021 • 2.7% market share with #10 national ranking(1) • More than 1,050 correspondent partners • Top 10 relationships account for 13% of overall correspondent volume • Warehouse lines with 306 correspondent relationships MORTGAGE ORIGINATIONS Residential mortgage originations by channel ($bn) BrokerCorrespondent Retail 5.9 5.0 4.9 4.3 4.3 2.4 1.6 2.5 3.1 3.0 3Q20 4Q20 1Q21 2Q21 3Q21 Other Bulk $8.3 $6.6 $7.4 $7.4 $7.3 $1.8 $2.2 $1.7 $1.1 $1.1 3Q20 4Q20 1Q21 2Q21 3Q21 Broker • 0.8% market share with #17 national ranking(1) • 1,213 broker relationships • Top 10 relationships account for 17% of overall brokerage volume 1. Data source: As reported by Inside Mortgage Finance for published 9/30/2021. • 84 retail locations in 28 states • Direct Lending is 48% of retail volume National distribution through multiple channels 3.2 3.2 3.0 2.4 2.1 1.1 1.1 1.6 1.9 2.0 $4.3 $4.3 $4.6 $4.3 $4.1 3Q20 4Q20 1Q21 2Q21 3Q21 Distributed Retail Direct Lending

36 3rd Quarter 2021 1. 4 2. 1 2. 3 1. 7 1. 4 1. 6 1. 6 3. 2 2. 5 2. 0 3. 9 4. 7 6. 2 4. 3 4. 5 3. 9 3. 3 2. 0 2. 6 2. 2 1. 8 2. 5 2. 2 1. 5 1. 9 2. 3 1. 9 1. 8 2. 3 4. 2 4. 2 3. 0 2. 4 2. 4 19 91 19 92 19 93 19 94 19 95 19 96 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 F 20 22 F 20 23 F 20 24 F $ in tr ill io ns Flagstar has a scalable origination platform that drives profitability in almost any mortgage origination market MORTGAGE ORIGINATIONS Source: Mortgage Bankers Association (MBA) for actual periods and a blended average of forecast by Fannie Mae (10/20/2021), Freddie Mac (10/15/2021) and MBA (10/20/2021). 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2020 = 100). 2. Adjusted for population growth as reported by the U.S. Census Bureau (2020 = 100). U.S. residential mortgage origination market (historical and projected volumes) 0.6 0.9 1.0 0.8 0.6 0.8 0.8 1.7 1.4 1.1 2.2 2.9 3.9 2.8 3.0 2.7 2.4 1.5 2.0 1.7 1.4 2.0 1.8 1.3 1.7 2.1 1.8 1.7 2.3 4.2 4.2 3.0 2.4 2.4 1.1 1.6 1.8 1.3 1.1 1.3 1.3 2.6 2.1 1.7 3.3 4.1 5.4 3.8 4.0 3.5 3.0 1.9 2.4 2.0 1.7 2.3 2.1 1.4 1.8 2.2 1.9 1.7 2.3 4.2 4.2 3.0 2.4 2.4 1.4 2.1 2.3 1.7 1.4 1.6 1.6 3.2 2.5 2.0 3.9 4.7 6.2 4.3 4.5 3.9 3.3 2.0 2.6 2.2 1.8 2.5 2.2 1.5 1.9 2.3 1.9 1.8 2.3 4.2 4.2 3.0 2.4 2.4 Nominal ($) Real(1)($) Adj(2)($)

37 3rd Quarter 2021 ● Solid growth in banking and subservicing has created more stable earnings ● Focus on efficiency and expense management Financial performance Revenue Composition and Earnings Metrics Revenue (millions) Nine Months Ended Sep 30, 2020 Nine Months Ended Sep 30, 2021 Percentage of Revenue Percentage Increase Community Banking 439$ 503$ 36% 15% Mortgage Servicing 169 188 13% 11% Subtotal 608 691 49% 14% Mortgage Origination 942 791 56% -16% Other (66) (74) -5% 12% Total 1,484$ 1,408$ 100% -5% Financial Metrics Adjusted Diluted Earnings per Share 6.71$ 8.92$ 32.9% Adjusted Return on Average Assets 2.0% 2.2% 25 bps Adjusted ROATCE 28.6% 27.2% (135) bps FINANCIAL PERFORMANCE 1. Non-GAAP number for 2020 and 2021. Please see reconciliations on pages 43 - 44. (1) (1) (1)

38 3rd Quarter 2021 158 165 164 159 156 143 149 148 131 125 $301 $314 $312 $290 $281 0.99% 1.14% 1.07% 1.03% 1.00% 3Q20 4Q20 1Q21 2Q21 3Q21 Non-Mortgage NIE Mortgage NIE Mortgage expense (3) 210 236 216 208 200 422 290 296 226 260 $632 $526 $513 $434 $460 3Q20 4Q20 1Q21 2Q21 3Q21 Non-Mortgage Revenue Mortgage Revenue Quarterly noninterest expense ($mm) and efficiency ratio $301 $314 $312 $290 $281 48% 60% 61% 67% 61% 3Q20 4Q20 1Q21 2Q21 3Q21 Noninterest expense Efficiency ratio (4) (4) Quarterly results Quarterly revenue ($mm) Quarterly adjusted noninterest expense ($mm) (1) (2) (1) (2) 1. Includes Servicing segment 2. Includes direct allocations. 3. As a percentage of that period’s close volume 4. Non-GAAP number for 1Q21, 2Q21, and 3Q21. Please see reconciliations on pages 43 and 44. FINANCIAL PERFORMANCE

39 3rd Quarter 2021Balance sheet composition CAPITAL AND LIQUIDITY 5% Other liabilities 1% Other long-term debt Liabilities & Equity 3Q21 average balance sheet (%) Assets Attractive relationship lending with very low delinquencies Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) ~68% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar 7% Other assets 23% Warehouse loans 23% Loans held-for-sale 24% Commercial loans and Other LHFI (1) Efficiently funds loans held-for-sale and warehouse loans 51% Deposits excluding custodial deposits 12% FHLB borrowings 10% Equity 21% Custodial deposits 13% Mortgage loans held-for-investment 8% Agency MBS 1% Cash 1% MSR 1) Other LHFI includes home equity and other consumer loans.

**CAPITAL AND LIQUIDITY**
3rd Quarter 2021

# Liquidity and funding

## Adjusted HFI loan-to-deposit ratio[1]


75%
70%
66%
64%
60%
3Q20
4Q20
1Q21
2Q21
3Q21

## Liquidity ratio[2]


Cash & investment securities
FHLB borrowing capacity
23%
14%
8%
2Q21
24%
16%
8%
3Q21

## Commentary

- Flagstar has invested significantly in building its Community Banking business, which provides attractive core deposit funding for its balance sheet
- These retail deposits are supplemented by custodial deposits from the servicing business
- Much of the remainder of Flagstar's balance sheet is self-funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)
- Over $1.7 billion of additional borrowing capacity through the discount window

1. Adjusted HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits). Please see non-GAAP reconciliations on pages 43 - 44.
2. Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets.

40
Flagstar Bancorp

41 3rd Quarter 2021 • Flagstar’s net interest income remains asset sensitive and stable Earnings at Risk* * All shocks are parallel and instantaneous Scenario Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 +300 Shock 39.9% 40.0% 40.0% 40.1% 46.3% +200 Shock 26.9% 27.0% 26.4% 26.7% 31.2% +100 Shock 13.5% 13.5% 13.1% 13.3% 15.4% Base - - - - - % Change Interest rate risk CAPITAL AND LIQUIDITY

42 3rd Quarter 2021Earnings guidance(1) 1) See cautionary statements on slide 2. Net interest income • Net interest income declines 5 to 10% as loans held-for-sale contracts seasonally Noninterest income • Gain on sale revenue between $120 million and $140 million, due to seasonality • Net return on MSR normalizes to 5 to 7%, excluding impact from GNMA EBO repurchases Noninterest expense • Noninterest expense of $270 to $280 million for the fourth quarter of 2021, excluding merger costs 4th Quarter 2021 Outlook

43 3rd Quarter 2021 Adjusted ROA, ROE and ROTCE 9 Months ended September 30, 2021 9 Months ended September 30, 2020 Return on Average Assets 2.1% 2.0% Adjustment to remove DOJ benefit (net of tax) 0.1% 0.0% Adjustment for CEO SERP 0.0% 0.0% Adjustment for merger costs 0.1% 0.0% Adjusted return on average assets 2.2% 2.0% Return on average tangible common equity 24.7% 28.6% Adjustment to remove DOJ benefit (net of tax) 2.3% 0.0% Adjustment for CEO SERP -0.7% 0.0% Adjustment for merger costs 0.9% 0.0% Adjusted return on tangible commmon equity 27.2% 28.6% As of September 30, 2021 As of June 30, 2021 Total stockholders' equity 2,645$ 2,498$ Goodwill and intangible assets 149 152 Tangible book value 2,496$ 2,346$ Number of common shares outstanding 52,862,383 52,862,264 Tangible book value per share 47.21$ 44.38$ As of September 30, 2021 As of June 30, 2021 As of March 31, 2021 As of December 31, 2020 As of September 30, 2020 Average LHFI 13,540$ 13,688$ 14,915$ 15,703$ 14,839$ Less: Average warehouse loans 5,392 5,410 6,395 6,948 5,697 Adjusted average LHFI 8,148$ 8,278$ 8,520$ 8,755$ 9,142$ Average deposits 19,686$ 19,070$ 20,043$ 21,068$ 19,561$ Less: Average custodial deposits 6,180 6,188 7,194 8,527 7,347 Adjusted average deposits 13,506$ 12,882$ 12,849$ 12,541$ 12,214$ HFI loan-to-deposit ratio 68.8% 71.8% 74.4% 74.5% 75.9% Adjusted HFI loan-to-deposit ratio 60.3% 64.3% 66.3% 69.8% 74.8% Tangible Book Value Per Share and Tangible Common Equity to Assets Ratio Adjusted HFI Loan-to-Deposit Ratio Non-GAAP reconciliation NON-GAAP RECONCILIATION $mm

44 3rd Quarter 2021Non-GAAP reconciliation (continued) NON-GAAP RECONCILIATION $mm 3 Months ended September 30, 2021 3 Months ended June 30, 2021 3 Months ended March 31, 2021 9 Months ended September 30, 2021 3 Months ended December 31, 2018 Net interest income 152$ Adjustment to remove hedging gains (29) Adjusted net interest income 123$ Noninterest expense 286$ 289$ 347$ 922$ Adjustment to remove DOJ settlement expense - - 35 35 Adjustment for former CEO SERP agreement - (10) - (10) Adjustment for merger costs 5 9 - 14 Adjusted noninterest expense 281$ 290$ 312$ 883$ Income before income taxes 198$ 190$ 194$ 581$ Adjustment to remove DOJ settlement expense - - 35 35 Adjustment for former CEO SERP agreement - (10) - (10) Adjustment for merger costs 5 9 - 14 Adjusted income before income taxes 203$ 189$ 229$ 620$ Provision for income taxes 46$ 43$ 45$ 133$ Adjustment to remove DOJ settlement expense - - (8) (8) Adjustment for former CEO SERP agreement - 2 - 2 Adjustment for merger costs (1) (2) - (3) Adjusted provision for income taxes 47$ 43$ 53$ 142$ Net Income 152$ 147$ 149$ 448$ Adjusted net income 156$ 146$ 176$ 478$ Weighted average common shares outstanding 52,862,288 52,763,868 52,675,562 52,767,923 Weighted average diluted common shares 53,659,422 53,536,669 53,297,803 53,499,289 Adjusted basic earnings per share 2.98$ 2.78$ 3.34$ 9.04$ Adjusted diluted earnings per share 2.94$ 2.73$ 3.31$ 8.92$ Adjusted Total Revenues and Noninterest Expense 3 Months ended Sep 30, 2021 3 Months ended Jun 30, 2021 3 Months ended Mar 31, 2021 3 Months ended Dec 31, 2020 3 Months ended Sep 30, 2020 3 Months ended Jun 30, 2020 3 Months ended Dec 31, 2018 Net interest margin 3.00% 2.90% 2.82% 2.78% 2.78% 2.86% 3.70% Hedging gains 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% -0.71% Adjustment for LGG 0.04% 0.16% 0.20% 0.20% 0.16% 0.02% 0.00% Adjusted net interest margin 3.04% 3.06% 3.02% 2.98% 2.94% 2.88% 2.99% Adjusted Net Interest Margin